Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

George T. Hogan

U.S. Bank National Association

1349 W. Peachtree Street N.W.

2 Midtown Plaza, Suite 1050

Atlanta, Georgia 30309

(404) 898-8832

(Name, address and telephone number of agent for service)

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Issuer with respect to the Securities)

Delaware	13-1024020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

10.0% Senior Notes due 2017

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Company

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 1 to Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corporation)

2.	A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2009, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on August 13, 2009.

By:	/s/ George T. Hogan
George T. Hogan Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 13, 2009

By:	/s/ George T. Hogan
George T. Hogan Vice President

Exhibit 7

Report of Condition

(Attached)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2009

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for June 30, 2009

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC – Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCFD

a. Non-interest bearing balances and currency and coin	0081	6,220,215	1.a
b. Interest-bearing balances	0071	306,700	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	49,317	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	38,922,546	2.b
3. Federal funds sold and securities purchased under agreements to resell:	RCON

a. Federal funds sold in domestic offices	B987	3,558,381	3.a
	RCFD

b. Securities purchased under agreements to resell	B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	7,370,249	4.a
b. Loans and leases, net of unearned income	B528	177,143,382	4.b
c. Allowance for loan and lease losses	3123	4,170,706	4.c
d. Loans and leases, net of unearned income and allowance	B529	172,972,676	4.d
5. Trading assets (from Schedule RC-D)	3545	1,138,674	5
6. Premises and fixed assets (including capitalized leases)	2145	2,046,517	6
7. Other real estate owned (from Schedule RC-M)	2150	883,417	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	108,210	8
9. Direct and indirect investments in real estate ventures	3656	0	9
10. Intangible assets:			10
a. Goodwill	3163	8,438,919	10.a
b. Other intangible assets (from Schedule RC-M)	0426	4,012,844	10.b
11. Other assets (from Schedule RC-F)	2160	14,416,029	11
12. Total assets	2170	260,444,694	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2009

Schedule RC—Continued

Dollar Amounts in Thousands

13. Deposits:	RCON

a. In domestic offices:	2200	151,902,585	13.a
(1) Noninterest-bearing	6631	36,058,934	13.a.1
(2) Interest-bearing	6636	115,843,651	13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN

(from Schedule RC-E, part II)	2200	22,503,725	13.b
(1) Noninterest-bearing	6631	0	13.b.1
(2) Interest-bearing	6636	22,503,725	13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:	RCON

a. Federal funds purchased in domestic offices	B993	3,220,431	14.a
	RCFD

b. Securities sold under agreements to repurchase	B995	8,767,692	14.b
15. Trading liabilities (from Schedule RC-D)	3548	385,470	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	34,999,265	16
17. Not applicable			17
18. Not applicable			18
19. Subordinated notes and debentures	3200	7,779,967	19
20. Other liabilities (from Schedule RC-G)	2930	6,530,991	20
21. Total liabilities	2948	236,090,126	21
22. Not applicable			22
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	18,200	24
25. Surplus (exclude all surplus related to preferred stock)	3839	12,642,020	25
26. Not available			26
a. Retained earnings	3632	11,970,585	26.a
b. Accumulated other comprehensive income	B530	-1,923,688	26.b
c. Other equity capital components	A130	0	26.c
27. Not available			27
a. Total bank equity capital (sum of items 23 through 26.c)	3210	22,707,117	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	1,647,451	27.b
28. Total equity capital (sum of items 27.a and 27.b)	105	24,354,568	28
29. Total liabilities, minority interest, and equity capital (sum of items 21 and 28)	3300	260,444,694	29

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2008

	RCFD 6724	NR	M.1
2. Bank’s fiscal year-end date	8678	NR	M.2

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